                                                                   EXHIBIT 10.12


                           PATENT LICENSE AGREEMENT

     THIS PATENT LICENSE AGREEMENT (the "Agreement"), dated as of April 3, 2000, is entered into between Cellco Partnership, a Delaware general partnership ("Licensor"), and AirTouch Communications, Inc., a Delaware corporation (collectively with its Affiliates "Licensee").

                             W I T N E S S E T H:

     WHEREAS, Licensee desires to obtain a license under certain U.S. patents and patent applications of Licensor identified in Schedule A attached hereto, together with any continuations, continuations-in-part and divisional applications thereof and all patents issuing thereon (including reissues, renewals and reexaminations of the foregoing) under the laws of United States of America (the "Licensed Patents"), subject to the terms, conditions, rights, restrictions and obligations of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Definitions.

          A. Affiliates. As used in this Agreement, a person, association, partnership, corporation or joint-stock company, trust, or other business entity, however organized, is an "Affiliate" of the person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. Control shall be defined as (i) ownership of 20% or more of the voting power of all classes of voting stock of an entity; (ii) ownership of 20% or more of the beneficial interests in income and capital of an entity other than a corporation; or (iii) management control over an entity.

          B.  Territory. The "Territory" shall be worldwide.

     2. Grant of License. Licensor hereby grants to Licensee a perpetual, irrevocable, non-exclusive, non-transferable (except as otherwise provided herein), royalty-free license: (i) under the Licensed Patents to make, have made, use, sell, have sold, offer for sale and import wireless telecommunications goods and services (the "Goods and Services") in the Territory; and (ii) to otherwise practice and use any method or invention claimed in or covered by the Licensed Patents, as well as any associated know-how of Licensee's employees (the "Know-How"), for the purpose of making, having made, using, selling, having sold, offering for sale and importing the Goods and Services in the Territory. Licensee shall have the right to grant sublicenses of its license rights hereunder to resellers, vendors, agents, distributors, exclusive dealers and similar persons and entities solely in connection with the manufacture, sale and provision of the Goods and Services of Licensee in the Territory. Licensee shall not grant any other sublicense without the prior written approval of Licensor.

     3. Notice of Infringements. In the event that either party becomes aware of any potential or actual infringement of the Licensed Patents in the Territory (each, an "Infringement"), such party shall promptly provide the other with written notice thereof.

     4. Term. This Agreement shall continue from the date hereof until the date of expiration or invalidation of the last to expire or be invalidated of the Licensed Patents (or if any Licensed Patent has not issued at that time, upon the abandonment of such unissued Licensed Patent). Licensee may terminate this Agreement at any time on thirty (30) days' prior written notice to Licensor.

     5. Representations and Warranties.

          A. Licensor hereby represents and warrants to Licensee that it has the full right and power to enter into and perform according to the terms of this Agreement.

          B. Licensee hereby represents and warrants to Licensor that it has the full right and power to enter into and perform according to the terms of this Agreement.

          C. Nothing in this Agreement shall be construed as:

     (i) a warranty or representation by Licensor as to the validity of the Licensed Patents; or

     (ii) a warranty or representation that anything provided, made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free from infringement of patents of third parties; or

     (iii) a requirement that Licensor shall file or prosecute any patent application, secure any patent or maintain any patent in force and effect; or

     (iv) an obligation on the part of Licensor to take any legal action against any party with respect to the unlawful or unlicensed use of any subject matter covered by the Licensed Patents; or

     (v) an obligation on the part of Licensor to furnish any manufacturing or technical information, or any information concerning the Licensed Patents; or

     (vi) granting by implication, estoppel, or otherwise any licenses, warranties (implied in fact or law) or rights other than those expressly granted herein, or creating any obligation other than those expressly created hereunder; or

     (vii) a representation or agreement by Licensor to assume any responsibility whatsoever with respect to use, sale or installation of any products or services of Licensee.

     6. Amendment. This Agreement may be amended, modified, or supplemented only by a written agreement signed by the parties hereto.

     7. Governing Law. Except for patent matters governed by the Federal laws of the United States of America, this Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware, without reference to choice of law principles, including matters of construction, validity and performance.

     8. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three (3) business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 8, except that any notice of such change of address shall not be effective unless and until received.

         If to Licensor to:    Cellco Partnership
                               180 Washington Valley Road
                               Bedminster, NJ 07921
                               Attention: General Counsel

         If to Licensee to:    AirTouch Communications, Inc.
                               Legal Department
                               1 California Street, 21st Floor
                               San Francisco, CA 94111

         With a copy to:       Gates & Cooper
                               Howard Hughes Center
                               Suite 1050
                               6701 Center Drive West
                               Los Angeles, CA 90045

     9. Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10. Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

     11. Parties in Interest; Assignment; Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as otherwise provided herein, this Agreement and the license rights granted to Licensee hereunder shall not be assigned, sublicensed, transferred, conveyed or pledged by Licensee without the prior written consent of Licensor, and any attempt by Licensee to do so without such consent shall be void and of no force or effect. Notwithstanding the foregoing sentence, Licensee may assign or transfer this Agreement in its entirety to an entity that purchases or otherwise receives or succeeds to all or substantially all of Licensee's assets. This Agreement shall be freely assignable and transferable by Licensor, subject to the express rights and licenses granted herein. Except as expressly stated herein, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     12. Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     13. Use of Parties' Names. Nothing herein shall be construed as granting either party the right to use the other party's name in publicizing anything used under this Agreement.

     14. Waiver. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be a waiver of any succeeding breach of the same or any other such provisions or be a waiver of the provision itself.

     15. Alliance Agreement; Entire Agreement. This Agreement is subject to the provision of the U.S. Wireless Alliance Agreement, dated as of September 21, 1999 (the "Alliance Agreement") between Vodafone AirTouch Plc and Bell Atlantic Corporation. Neither the making nor the acceptance of this Agreement, nor any provision hereof, shall enlarge, restrict or otherwise modify the provisions of the Alliance Agreement or the rights and obligations of the parties thereunder, or constitute a waiver or release by any of the parties to the Alliance Agreement of any liabilities, duties or obligations imposed upon any party thereunder, including, without limitation, the representations and warranties, indemnities and other provisions that, pursuant to the Alliance Agreement, survive the Closing (as defined therein) thereof. This Agreement, together with the Alliance Agreement and all other agreements entered into by Vodafone AirTouch Plc and Bell Atlantic Corporation in connection therewith, contain the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements of the parties with respect thereto.

     16. No Agency. Nothing herein shall be construed as creating any agency, partnership or other form of joint enterprise between Licensor and Licensee.

     17. Survival. The provisions of Sections 5, 7, 8, 15 and 18 shall survive the expiration of the term of this Agreement, as shall Licensee's right and license to practice and use in the Territory any method or invention claimed in or covered by the Licensed Patents, as well as any associated Know-How.

     18. Dispute Resolution. Resolution of any and all disputes arising under or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability and disputes in connection with claims by third parties, shall be exclusively governed by and settled in accordance with the provisions of the Alliance Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.


                                         LICENSOR:
                                         Cellco Partnership
                                         By: NYNEX PCS Inc., its
                                               managing general partner


                                         By: /s/ S. Mark Tuller
                                            ----------------------------------
                                            Name:  S. Mark Tuller
                                            Title:


                                         LICENSEE:
                                         AirTouch Communications, Inc.


                                         By: /s/ Arun Sarin
                                            ----------------------------------
                                            Name:  Arun Sarin
                                            Title: Chief Executive Officer